GEOVIC PROVIDES UPDATE ON NKAMOUNA COBALT PROJECT

January 23, 2009– Denver, CO - Geovic Mining Corp. (“Geovic” or the“Company”, TSX:GMC, OTC.BB:GVCM), on behalf of its 60%-owned subsidiary Geovic Cameroon PLC (GeoCam), is pleased to provide an update on progress at its Nkamouna cobalt-nickel-manganese project (Project) in Cameroon, Africa, as well as an outline of research programs and testing currently underway to improve its financial performance.

Significant progress was achieved during 2008, including an extensive drilling program, expansion of the site’s infrastructure, and advancement of numerous engineering and design aspects of the Project, including:

  Application of process technologies that could enhance Nkamouna’s technical and financial performance and reduce related risks

  Completion of 54,900 meters of drilling, doubling the data base at Nkamouna and quadrupling the data base at the adjacent Mada deposit. The objective of the drilling was to increase and enhance resources and reserves available to the Nkamouna process plant.

  Expansion of site infrastructure and advancement of Project engineering and design

  Reductions in the prices of services, chemicals, freight, equipment, and other bulk supplies that should reduce capital and operating costs

  Pursuit of opportunities to increase ore grade during the early production stages through optimized mine scheduling

Process Technology

Following receipt of the Nkamouna Feasibility Optimization Study (“FOS”) in September 2008, several process improvement programs were initiated in an attempt to further enhance the Project’s economics and reduce technical risks.

Preliminary test work has validated the application of certain of these technologies. Subsequent pilot scale tests are scheduled for completion by mid-2009. A summary of this work is as follows:

1.

Geovic has undertaken gravity and magnetic separation tests targeted at improving the quality of concentrates obtained by well-established size separation methods. Application of such methods may increase process feed grades, as well as revenue from a given leach plant’s throughput rate.

2.

In October 2008, GeoCam became aware that its concentrates might be better leached using iron sulfide and sulfuric acid rather than sulfurous acid as planned in the FOS. Results of 30 bench tests completed to date have yielded average cobalt leach extractions of 97% in less than two hours compared to 94% in four hours of leaching with sulfurous acid. This leach chemistry was successfully pioneered on similar manganese-bearing ores several decades ago, and GeoCam’s management believes its application at Nkamouna could improve financial performance while lowering process risks.

3.

Based on extensive tests completed in 2008, GeoCam may replace the technology proposed in the FOS with more conventional solvent extraction equipment. Conventional circuits could potentially have a solution throughput rate at least 80% less than contemplated in the FOS.

2008 Drilling Program Summary

The table below depicts the number of drill holes and test shafts completed during the past 13 months.

	Drill	Test	Total Depth	Samples
	Holes	Shafts	(Meters)	for Assay

Nkamouna	975	20	26,018	22,874
Mada *	833	147	22,717	19,839
Rapodjombo **	237	0	6,217	5,382

Total	2,045	167	54,952	48,095

*	Immediately north of the Nkamouna plant site

**	Immediately north of Mada

This extensive exploration and development work has more than doubled the data base at Nkamouna and quadrupled the data base at Mada, which the Company believes will lead to the expansion of the respective mineral resources and reserves at both deposits. It is expected that the preparation of these samples will be completed by May 2009, with updated 43-101 compliant reserve and resource estimates anticipated to be published during the third quarter of 2009.

Other 2008 Nkamouna Accomplishments

Other activities completed at Nkamouna during 2008 include the following:

1.	Improved 23.6 kilometers of access roads between the city of Lomie and the Nkamouna Project

2.	Installed a 72-meter tower to provide nearly all long-term communication and information technology links for the Project, as well as the general region

3.	Expanded the field compound, building 16 additional living units with a new common kitchen

4.	Completed the final engineering and design of the dam required for storing tailings from physically upgrading ore and leaching concentrates

5.	Advanced the engineering, design, and infrastructure of the process plant

6.	Received a permit from the Cameroon Ministry of Forestry and Wildlife to collect and use wood resources from the deforestation of a 150 hectare area in the vicinity of the Nkamouna project

“We are extremely pleased with the progress made during 2008, a time when many companies struggled just to maintain the status quo,” said John E. (“Jack”) Sherborne, CEO of Geovic Mining. There is no doubt that 2009 will be challenging, but we are confident that the steps taken over the past year have positioned us to deal with these challenges in a creative and positive way.”

Geovic Background

Geovic is a U.S.-based corporation whose principal asset is a significant cobalt-nickel-manganese deposit in the Republic of Cameroon. Additionally, the company controls a diverse portfolio of energy, precious metals, base metals, and uranium projects in the United States, operated through its wholly-owned subsidiary Geovic Energy.

Additional Company and project information may be found on the websites www.sedar.com and www.sec.gov. For more information, please contact:

Andrew C. Hoffman, CFA VP, Investor Relations Geovic Mining Corp. Direct (720) 350-4130 Toll-Free (888) 350-4130 ahoffman@geovic.net On behalf of the Board John E. Sherborne, CEO and Director	Vanguard Shareholder Solutions Direct (604) 608-0824 Toll-Free (866) 801-0779 ir@vanguardsolutions.ca	Torrey Hills Capital, Inc. Direct (858) 456-7300 info@torreyhillscapital.com

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.